UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 31, 2022

____________________

Rapid Therapeutic Science Laboratories, Inc.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-55018 (Commission File Number)	46-2111820 (IRS Employer Identification No.)

5580 Peterson Lane, Suite 120 Dallas, Texas (Address of principal executive offices)	75201 (Zip code)

Registrant’s telephone number, including area code: (800) 497-6059

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 31, 2022, Rapid Therapeutic Science Laboratories, Inc. (the “Company”, “we” or “us”), entered into an Amendment, Waiver and Purchase Agreement (the “Agreement”) with an accredited investor (the “Purchaser”), pursuant to which the Company extended the maturity of its existing Convertible Debenture payable to the Purchaser, dated August 1, 2021, in the total amount of $1,941,176, until the completion of its planned public offering of securities, and entered into a new Convertible Debenture payable to the Purchaser in the gross amount of $411,764, on substantially equivalent terms.

Specifically, the Company has entered into various binding agreements with the Purchaser as follows: (i) Extended the maturity of the existing Convertible Debenture payable to the Purchaser, in the total amount of $1,941,176, to the earlier of a Qualified Offering (as defined) or unitl the Company’s Common Stock is listed on a “national securities exchange” as defined in the Exchange Act; (ii) Entered into a new Convertible Debenture payable to the Purchaser, in the gross amount of $411,764 (resulting in a net amount of $350,000), with a maturity of the earlier of a Qualified Offering (as defined) or unitl the Company’s Common Stock is listed on a “national securities exchange” as defined in the Exchange Act; (iii) Extended the expiration of the existing Common Stock Purchase Warrants granted to the Purchaser, dated August 1, 2021, to purchase a total of 194,118 shares of the Company’s Common Stock at an exercise price of $10.00 per share (subject to certain adjustments) from August 3, 2026 to August 3, 2028; and (iv) Entered into a new grant of Common Stock Purchase Warrants to the Purchaser, to purchase a total of 388,236 shares of the Company’s Common Stock at an exercise price of $10.00 per share (subject to certain adjustments) with an expiration date of August 3, 2028.

The closing of the transactions contemplated by the Agreement, including the sale of the new Convertible Debenture to the Purchaser and the issuance of the new Common Stock Purchase Warrants to the Purchaser, occurred on May 31, 2022.

* * * * *

The foregoing summary of the Agreement, the new Convertible Debenture payable to the Purchaser, and the new grant of Common Stock Purchase Warrants issued to the Purchaser are qualified in their entirety, by reference to the Exhibits in this Current Report on Form 8-K.

This Current Report on Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K relating to the Debenture, and the form of Debenture attached as an Exhibit hereto, are incorporated by reference into this Item 2.03 in their entirety.

Item 3.02	Unregistered Sales of Equity Securities.

The information in Item 1.01 of this Current Report on Form 8-K relating to the Agreement, the Debenture, and the form of Debenture are incorporated by reference into this Item 3.02. We claim an exemption from registration pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act, for such issuances and grants, since the foregoing issuances and grants did not involve a public offering, the recipients were (a) “accredited investors”; and/or (b) had access to similar documentation and information as would be required in a Registration Statement under the Securities Act, the recipients acquired the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities were offered without any general solicitation by us or our representatives. The securities are subject to transfer restrictions, and the certificates evidencing the securities contain/will contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. The securities were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 of this Current Report on Form 8-K relating to the Agreement, the Debenture, and the form of Debenture attached as an Exhibit hereto, including, but not limited to, the restrictions on the Company’s use of working capital and other limitations upon the payment of dividends thereunder are incorporated by reference into this Item 3.03 in their entirety.

Item 9.01	Financial Statements and Exhibits.

The following Exhibits are filed herewith:

Exhibit No.	Description

10.1*	Form of Amendment, Waiver and Purchase Agreement, dated May 31, 2022, by and between Rapid Therapeutic Science Laboratories, Inc., and the Purchaser party thereto.

10.2*	Form of Convertible Debenture, dated May 31, 2022, payable to the Purchaser, in the amount of $411,764.

10.3*	Form of Common Stock Purchase Warrant of Rapid Therapeutic Science Laboratories, Inc., dated May 31, 2022, granted to the Purchaser.

104	Inline XBRL for the cover page of this Current Report on Form 8-K

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RAPID THERAPEUTIC SCIENCE

LABORATORIES, INC.

Date: May 31, 2022

/s/ Donal R. Schmidt, Jr.

Name: Donal R. Schmidt, Jr.

Title: Chief Executive Officer